                                                                  Exhibit f(iii)



                             MODIFICATION AGREEMENT
                             ----------------------


         THIS AGREEMENT is made as of this 28th day of June, 1994, by and among CIGNA HIGH INCOME SHARES ("Borrower"), SOCIETE GENERALE ("Societe"), PNC BANK, NATIONAL ASSOCIATION ("PNC") individually and as agent for itself and the other banks (collectively, the "Banks") which from time to time are parties to the hereinafter defined Credit Agreement (in such capacity, "Agent").


                                   BACKGROUND
                                   ----------


                  A. PNC, Agent and Borrower entered into an Amended and Restated Revolving Credit Agreement dated as of August 20, 1993 (the "Original Credit Agreement"), as amended by a Modification Agreement dated as of March 11, 1994 (the "Modification Agreement" and, together with the Original Credit Agreement, as amended thereby, the "Credit Agreement"). Under the Credit Agreement, PNC agreed to make Loans in the aggregate principal amount at any time outstanding not to exceed $76,300,000 (the "Original Commitment").

                  B. Pursuant to an Assignment and Assumption Agreement between PNC and Societe dated as of March 11, 1994, PNC assigned to Societe all of its rights under the Credit Agreement in respect of a portion of the Original Commitment in an amount equal to $20,000,000, together with a corresponding portion of its outstanding Loans, and Societe accepted the assignment of such rights and assumed corresponding obligations under the Credit Agreement.

                  C. The Loans are evidenced by Borrower's Revolving Credit Note in favor of PNC in the original principal amount of $56,300,000 (the "PNC Note") and Revolving Credit Note in favor of Societe in the original principal amount of $20,000,000 (the "Societe Note" and, together with the PNC Note, the "Notes"). The Notes are secured by an Amended and Restated Pledge Agreement from Borrower dated as of August 20, 1993, as amended by the Modification Agreement (as amended, the "Pledge Agreement").

                  D. Borrower has requested and PNC has agreed to increase its Commitment under the Credit Agreement to $81,300,000. In connection therewith, PNC, Societe, Agent and Borrower desire to further amend the Credit Agreement and the Pledge Agreement to increase the aggregate principal amount of Loans available under the Credit Agreement to $101,300,000 and to make certain other amendments.

                  NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the legality and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as dollows:

                  1. Definitions.  Capitalized terms used herein and not
                     -----------
otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                  2. Amendment to Credit Agreement. Section 1.1 of the Credit
                     -----------------------------
Agreement is hereby amended as follows:

                  The references to "$76,300,000" in the third sentence of
Section 1.1 of the Credit Agreement and to "Seventy-Six Million Three Hundred Thousand Dollars ($76,300,000)" in the fourth sentence of Section 1.1 are hereby amended and replaced, respectively, with "$101,300,000" and "One Hundred One Million Three Hundred Thousand Dollars ($101,300,000)".

                  3. Amendment to Pledge Agreement. The Pledge Agreement is
                     -----------------------------
hereby amended by deleting the reference to "$76,300,000" in the witnesseth clause and replacing it with "$101,300,000".

                  4. Amendment to PNC Note. Concurrently with the execution and
                     ---------------------
delivery of this Agreement, Borrower shall execute and deliver to PNC an Amended and Restated Revolving Credit Note in the form of Exhibit A hereto (the "Restated PNC Note"). Upon receipt by PNC of the Restated PNC Note, the original PNC Note shall be cancelled and returned to Borrower.

                  5. Amendment to the Loan Documents. All references to the
                     -------------------------------
Credit Agreement and the Pledge Agreement in the Loan Documents and in any documents executed in connection therewith shall be deemed to refer to the Credit Agreement and the Pledge Agreement as heretofore amended and as amended by this Agreement. All amendments to the Credit Agreement and the Pledge Agreement as set forth in this Agreement shall be effective as of the date hereof.

                  6. Ratification of the Loan Documents. Notwithstanding
                     ----------------------------------
anything to the contrary herein contained or any claims of the parties to the contrary, Agent, PNC, Societe and Borrower agree that the Loan Documents and each of the documents executed in connection therewith are in full force and effect and each such document shall remain in full force and effect, as further amended by this Agreement, and Borrower hereby ratifies and confirms its obligations thereunder.

                  7. Representations and Warranties.
                     ------------------------------

                  a. Borrower hereby certifies that (i) the representations and warranties of Borrower in the Credit Agreement and the Pledge Agreement are true and correct in all material respects as of the date hereof, as if made on the date hereof and (ii) no Event of Default and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Credit Agreement, the Notes or the Pledge Agreement exists on the date hereof.

                  b. Borrower further represents that it has all the requisite power and authority to enter into and to perform its obligations under this Agreement and the Restated PNC Note and that the execution, delivery and performance of this Agreement and the Restated PNC Note have been duly authorized by all requisite corporate action and will not violate or constitute a default under any provision of any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect or of the certificate of incorporation or by-laws of Borrower, or of any indenture, note, loan or credit agreement, license or any other agreement, lease or instrument to which Borrower is a party or by which Borrower or any of its properties are bound.

                  c. Borrower also further represents that its obligation to repay the Societe Note and the Restated PNC Note, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Societe Note and the Restated PNC Note.

                  8. Miscellaneous.
                     -------------

                  a. Borrower shall pay or reimburse all of Agent's out-of-pocket costs and expenses incurred in connection with this Agreement, including without limitation, reasonable attorneys' fees, and all other charges, fees and expenses incurred by Agent in connection with the preparation of this Agreement.

                  b. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the parties hereto any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof.

                  c. In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

                  d. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  e. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  f. The headings used in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

                  g. Any facsimile signature of any party hereto shall constitute a legal, valid and binding execution hereof by such party.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            CIGNA HIGH INCOME SHARES

[CORPORATE SEAL]


Attest: /s/ Jeffrey S. Winer                By: /s/ Alfred A. Bingham III
       ---------------------------             --------------------------------

Title:  Vice President + Secretary          Title: Vice President and Treasurer
       ---------------------------                -----------------------------


                                            PNC BANK, NATIONAL ASSOCIATION


                                            By: /s/ Brenda J. Peck
                                               --------------------------------

                                            Title: Vice President
                                                  -----------------------------


                                            PNC BANK, NATIONAL
                                             ASSOCIATION, as Agent


                                            By: /s/ Brenda J. Peck
                                               --------------------------------

                                            Title: Vice President
                                                  -----------------------------


                                            SOCIETE GENERALE


                                            By: /s/ Laura A. Hope
                                               --------------------------------

                                            Title: Vice President
                                                  -----------------------------

                                    EXHIBIT A

                   AMENDED AND RESTATED REVOLVING CREDIT NOTE


$81,300,000                                                    Philadelphia, PA
                                              Originally issued: March 11, 1994
                                            Amended and Restated:  May 27, 1994


     For value received and intending to be legally bound, CIGNA HIGH INCOME SHARES ("Borrower") hereby promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION ("Bank") on May 1, 1996 the principal sum of Eighty-One Million Three Hundred Thousand Dollars ($81,300,000), or the aggregate unpaid principal amount of all Loans made by Bank to Borrower pursuant to Section 1 of the Amended and Restated Revolving Credit Agreement dated as of August 20, 1993, as amended by a Modification Agreement dated as of March 11, 1994 and a Modification Agreement dated as of May 27, 1994 (as amended, the "Loan Agreement"), between Borrower, PNC Bank, National Association, as Agent, Bank, and the other Banks party thereto, whichever is less, and to pay interest from the date hereof on the unpaid principal amount hereof in arrears commencing on May 31, 1994 at the rate and in the manner set forth in the Loan Agreement.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THIS NOTE SHALL AUTOMATICALLY CONVERT TO A DEMAND NOTE ON THE THIRTIETH (30TH) DAY (THE "DEMAND CONVERSION DATE") FOLLOWING THE DATE ON WHICH THE SHAREHOLDERS OF BORROWER APPROVE THE CONVERSION OF BORROWER TO AN OPEN-END INVESTMENT COMPANY, AND IN SUCH EVENT BANK MAY WITHOUT FURTHER NOTICE DECLARE THIS NOTE DUE AND PAYABLE AND DEMAND PAYMENT OF ALL SUMS OUTSTANDING HEREUNDER AT ANY TIME ON OR AFTER THE DEMAND CONVERSION DATE.

     This Note evidences indebtedness incurred under, and is entitled to the benefits of, the Loan Agreement, as the same may be amended from time to time, which, among other things, contains provisions for acceleration of the maturity hereof and for a higher rate of interest hereunder upon the happening of an Event of Default (as defined therein), for prepayments on account of principal hereof prior to the maturity thereof upon the terms and conditions therein specified and for certain security interests granted by Borrower.

     This Note amends, restates and supersedes the prior note of Borrower to Bank dated March 11, 1994 in the principal amount of $56,300,000 (the "Original Note"). Without duplication, this Note shall in no way extinguish Borrower's unconditional obligation to repay all indebtedness heretofore evidenced by the Original Note, is given in substitution for, and not as payment of, the Original

Note, and is no way intended to constitute a novation of the Original Note.


     This Note is executed on behalf of Borrower by officers of Borrower as officers and not individually, and the obligations of or arising out of this Note are not binding upon any of the trustees, officers, shareholders, employees or agents of Borrower individually but are binding only upon the assets and property of Borrower.


                                          CIGNA HIGH INCOME SHARES


                                          By:
                                             ----------------------------------

                                          Title:
                                                -------------------------------


                                       A-2